First Quarter 2021 Results Corporate Update & Financial Results May 17, 2021 NASDAQ: ALT

2 Forward-looking statements Safe-Harbor Statement This presentation has been prepared by Altimmune, Inc. ("we," "us," "our," "Altimmune" or the "Company") and includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of clinical development and funding milestones for our clinical assets as well as statements relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, and the prospects for commercializing or selling any product or drug candidates.  In addition, when or if used in this presentation, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements.  The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: potential impacts due to the COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, the timing and reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates; our lack of financial resources and access to capital; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the timing of regulatory applications and the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation. Further information on the factors and risks that could affect the Company's business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which are available at www.sec.gov. The statements made herein speak only as of the date stated herein, and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update these statements as result of new information or future events.

Q&A Corporate Update Vipin K. Garg, Ph.D. – President and Chief Executive Officer Preclinical Update Scot Roberts, Ph.D. – Chief Scientific Officer Clinical Update Scott Harris, M.D. – Chief Medical Officer Q1 Financial Update Will Brown, CPA – Chief Financial Officer Agenda 3

AdCOVID Preclinical Update

AdCOVId provides sterilizing immunity IN Mice Single intranasal dose of AdCOVID administered 28 days prior to SARS-CoV-2 challenge Heavy viral RNA burden reduced ~1000-fold over non-vaccinated controls Infectious virus undetectable in lungs of AdCOVID vaccinated mice (≥50,000-fold reduction in PFU over non-vaccinated controls) 5 PFU: plaque-forming units; Ctrl: unvaccinated controls

SINGLE DOSE AdCOVId Protects against Lung disease in Mice Control AdCOVID Low magnification High magnification 6

AdCOVID Clinical Update

207 days Nov 15 - Aug 30 126 days Nov 10 - May 4 110 days May 15 - Oct 15 78 days Jun 15 - Sep 30 67 days Jul 15 - Oct 15 185 days Oct 15 - Jun 30 AMENDED AdCOVID Phase 1 study design Approximately 80 subjects randomized 5:1 to receive one or two doses of AdCOVID or placebo Three dose groups Low dose—1 x 1010 vp Medium dose—3 x 1010 vp High dose—1 x 1011 vp Immunogenicity readouts will include neutralizing Ab, anti-spike IgG, and anti-spike IgA (mucosal immunogenicity) measured 28 days after the first and second doses Enrollment target met, and topline results expected June 2021 T cell readouts expected to follow in 4-6 weeks 8

Naïve and previously-infected populations in Low-Access Countries Revaccination with parental and variant vaccines in previously vaccinated individuals Age-based de-escalation study in young children and adolescents Maternal immunization study Boosts natural immune response to wild-type and variant viruses in previously infected but unvaccinated individuals Boosts immune response to wild-type and variant viruses in vaccinated individuals Safe and well-tolerated in children down to 2 years of age Safe for use in pregnant and breast-feeding women Target Product Profile Key Anticipated Phase 2 Trials Key studies to support AdCOVID target product profile 9

ALT-801 Clinical Update

ALT-801 Phase 1 trial update 11 Phase 1 study is advancing to study readout Enrollment completed in the single ascending dose (SAD) phase and the 3 planned cohorts of multiple ascending dose (MAD) phase of the trial 6-week data anticipated in June 2021; 12-week data anticipated in Q3 2021 Anticipate mid-year IND filing to initiate NASH studies in the US A 52-week, Phase 2, biopsy-trial based on NASH endpoints is expected to commence in early 2022

ALT-801 – Potential ind filing for obesity in 2h 2021 12 Novo Nordisk (semaglutide) and Lilly (tirzepatide) have executed successful Phase 3 programs; these have de-risked the obesity space previously occupied by unsafe and ineffective drugs GI intolerability has been the Achilles heel for GLP-1 based treatments, with side effects leading to treatment discontinuation If the impressive weight loss and tolerability of ALT-801 in preclinical studies translate to the clinical setting, ALT-801 could become a best-in-class treatment in this indication The filing of a 2nd IND in obesity in 2H 2021 is being evaluated, with the final decision based on the upcoming Phase 1 trial readout

First Quarter 2021 Results Corporate Update & Financial Results May 17, 2021 NASDAQ: ALT